EXHIBIT 10.61

FORM OF AMENDMENT TO THIRD AMENDED AND RESTATED SHAREHOLDERS AND

NOTEHOLDERS AGREEMENT

The first paragraph of Section 5.1 of the Noteholders Agreement is amended and restated to read as follows:

“Investor Approval Rights. For so long as an aggregate of at least 50% of the original aggregate principal amount of the Notes at maturity continues to be held by the Note Investors, the affirmative vote or consent of Note Investors holding greater than 50% of the aggregate principal amount at maturity of the then outstanding Notes held by Note Investors, voting as a separate class, will be required for the following actions:”

Section 5.1(i)(a) of the Noteholders Agreement is amended by changing the reference to “75%” to “50%.”

Section 7.3 of the Noteholders Agreement is amended and restated to read as follows:

“Amendment. Any term of this Agreement may be amended only with the written consent of (a) the Company, (b) Investors holding, (i) in the case of amendments to provisions of this Agreement generally, 50% of the aggregate of the Common Stock Deemed Outstanding held by Investors, and (ii) in the case of any non-material change or technical correction of this Agreement, a majority of the aggregate of the Common Stock Deemed Outstanding held by Investors, (c) in the case of amendments to Section 6.1 or 6.2(a) of this Agreement, in addition to the consents listed in clauses (a) and (b) of this Section, at least 66-2/3% of the aggregate of the Common Stock Deemed Outstanding held by Series C Investors, (d) in the case of amendments to Section 6.1 or 6.2(b) of this Agreement, in addition to the consents listed in clauses (a) and (b) of this Section, at least 50% of the aggregate principal amount at maturity of the then outstanding Notes, and (e) in the case of amendments to Section 5.1 of this Agreement, in addition to the consents listed in clauses (a) and (b) of this Section, greater than 50% of the aggregate principal amount at maturity of the then outstanding Notes held by the Note Investors; provided, however, that in the event the rights, preferences or obligations hereunder of one or more Investors are being amended in a manner that is materially adverse to such Investors and in a manner that is different from those of other Investors, such rights, preferences or obligations may be so amended only with the consent of the Investors holding at least 50% in the aggregate of the Common Stock Deemed Outstanding held by Investors whose rights, preferences or obligations are being materially adversely amended in such different manner. Any amendment effected in accordance with this Section 7.3 shall be binding upon each Investor and the Company.”